EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

(AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of First Financial Service Corporation (the “Corporation”) on Form 10-Q for the period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Principal Executive Officer and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, that:

1.	The Report fully complies with the requirements of section 13 (a) or 15(d) of the Securities Exchange Act of 1934 and;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company;

Date: August 14, 2013	By:	/s/Gregory S. Schreacke
Gregory S. Schreacke
President
Principal Executive Officer

Date: August 14, 2013	By:	/s/Frank Perez
Frank Perez
Chief Financial Officer
Principal Financial Officer &
Principal Accounting Officer